As filed with the Securities and Exchange Commission on August 7, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Superior Energy Services, Inc.

(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	1105 Peters Road Harvey, Louisiana 70058 (504) 362-4321 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	75-2379388 (I.R.S. Employer Identification Number)

Robert S. Taylor

Chief Financial Officer

Superior Energy Services, Inc.

1105 Peters Road

Harvey, Louisiana 70058

(504) 362-4321

(Names, address, including zip code, and telephone number, including area code, of agent for service)

Copy to: William B. Masters Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. 201 St. Charles Avenue, 51st Floor New Orleans, Louisiana 70170-5100 (504) 582-8000 Fax (504) 582-8012

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock	5,000,000	$9.00	$45,000,000	$3,641

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low of the registrant's common stock on the New York Stock Exchange on August 5, 2003.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED AUGUST 7, 2003

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus

Superior Energy Services, Inc.

Common Stock

The selling stockholders, First Reserve Fund VII, Limited Partnership and First Reserve Fund VIII, L.P., which together beneficially own 24.3% of our outstanding common stock, may offer and sell up to 5,000,000 shares of our common stock under this prospectus. For more information on the methods of sale, you should refer to the section of this prospectus entitled "Plan of Distribution."

Our common stock is listed on the New York Stock Exchange under the symbol "SPN." On August 6, 2003, the last reported sales price of our common stock was $9.00 per share.

See "Risk Factors" beginning on page 7 for information that you should consider before investing in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                                  , 2003.

TABLE OF CONTENTS

Page
Where You Can Find More Information	3
Notice Regarding Forward-Looking Statements	4
The Company	5
Risk Factors	6
Use of Proceeds	11
Selling Stockholders	12
Plan of Distribution	13
Legal Matters	14
Experts	14

You should rely only on information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. Neither we nor the selling stockholders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy that information at the public reference rooms of the SEC at its offices located at 450 Fifth Street, NW, Washington, D.C. 20549, and at its regional offices located at 233 Broadway, New York, New York 10279 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can call the SEC at 1-800-SEC-0330 for more information about the public reference rooms. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants, like us, that file reports with the SEC electronically. The SEC's Internet address is http://www.sec.gov.

We maintain an Internet site at http://www.superiorenergy.com that contains information about our business. The information contained at our Internet site is not part of this prospectus.

We have filed a registration statement and related exhibits with the SEC to register the securities offered by this prospectus. The registration statement contains additional information about us and our securities. You may inspect the registration statement and exhibits without charge at the SEC's public reference rooms, and you may obtain copies from the SEC at prescribed rates.

The SEC allows us to "incorporate by reference" the information we file with it, which means:

  incorporated documents are considered part of the prospectus;

  we can disclose important information to you by referring you to those documents; and

  information that we file with the SEC will automatically update and supersede this incorporated information.

We incorporate by reference the following documents that we have filed with the SEC pursuant to the Securities Exchange Act of 1934:

  Our annual report on Form 10-K for the fiscal year ended December 31, 2002 (filed March 26, 2003);

  Our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2003 (filed May 14, 2003);

  Our current reports on Form 8-K filed February 27, 2003, March 31, 2003, May 2, 2003, May 6, 2003 and August 5, 2003;

  Our definitive proxy statement dated April 16, 2003;

  The description of our common stock set forth in our registration statement on Form 8-A/A filed October 29, 1997; and

  All documents filed by us with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and prior to the termination of this offering.

At your request, we will provide you with a free copy of any of these filings (except for exhibits, unless the exhibits are specifically incorporated by reference into the filing). You may request copies by writing or telephoning us at:

Superior Energy Services, Inc.

1105 Peters Road

Harvey, Louisiana 70058

Attn: Investor Relations

(504) 362-4321

NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and in some of the documents that we incorporate by reference in this prospectus are forward-looking statements about our expectations of what may happen in the future. Statements that are not historical facts are forward-looking statements. These statements are based on the beliefs and assumptions of our management and on information currently available to us. Forward-looking statements can sometimes be identified by our use of forward-looking words like "anticipate," "believe," "estimate," "expect," "intend," "may," "plan" and similar expressions.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions. Our future results and stockholder value may differ significantly from those expressed in or implied by the forward-looking statements contained in this prospectus and in the information incorporated in this prospectus. Many of the factors that will determine these results and values are beyond our ability to control or predict. We caution you that a number of important factors could cause actual results to be very different from and worse than our expectations expressed in or implied by any forward-looking statement. These factors include, but are not limited to, those discussed in "Risk Factors" beginning on page 7.

Our management believes these forward-looking statements are reasonable. However, you should not place undue reliance on these forward-looking statements, which are based only on our current expectations. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update any of them in light of new information or future events.

THE COMPANY

We are a leading provider of specialized oilfield services and equipment focused on serving the production-related needs of oil and gas companies in the Gulf of Mexico. We believe that we are one of the few companies in the Gulf of Mexico capable of providing most of the post wellhead products and services necessary to maintain offshore producing wells, as well as plug and abandonment services at the end of their life cycle. We believe that our ability to provide our customers with multiple services and to coordinate and integrate their delivery allows us to maximize efficiency, reduce lead time and provide cost-effective solutions for our customers.

Over the past several years, we have significantly expanded the geographic scope of our operations and the range of production-related services we provide through both internal growth and strategic acquisitions. We have expanded our geographic focus to select international market areas and added complementary product and service offerings. Currently, we provide a full range of products and services for our customers, including well intervention services, marine services, rental tools and other oilfield services.

Superior is a Delaware corporation, and the mailing address of our executive offices is 1105 Peters Road, Harvey, Louisiana 70058. Our telephone number is (504) 362-4321. References to "we," "us," "our" and similar terms refer to Superior Energy Services, Inc.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the following risk factors before you decide to buy any of our securities. You should also carefully read and consider all of the information we have included, or incorporated by reference, in this prospectus before you decide to buy any of our securities.

We are subject to the cyclical nature of the oil and gas industry.

Our business depends primarily on the level of activity by the oil and gas companies in the Gulf of Mexico and along the Gulf Coast. This level of activity has traditionally been volatile as a result of fluctuations in oil and gas prices and their uncertainty in the future. The purchases of the products and services we provide are, to a substantial extent, deferrable in the event oil and gas companies reduce capital expenditures. Therefore, the willingness of our customers to make expenditures is critical to our operations. The levels of such capital expenditures are influenced by:

  oil and gas prices and industry perceptions of future prices;

  the cost of exploring for, producing and delivering oil and gas;

  the ability of oil and gas companies to generate capital;

  the sale and expiration dates of offshore leases;

  the discovery rate of new oil and gas reserves; and

  local and international political and economic conditions.

Although activity levels in production and development sectors of the oil and gas industry are less immediately affected by changing prices and as a result, less volatile than the exploration sector, producers generally react to declining oil and gas prices by reducing expenditures. This has in the past and may in the future, adversely affect our business. We are unable to predict future oil and gas prices or the level of oil and gas industry activity. A prolonged low level of activity in the oil and gas industry will adversely affect the demand for our products and services and our financial condition and results of operations.

We are vulnerable to the potential difficulties associated with rapid expansion.

We have grown rapidly over the last several years through internal growth and acquisitions of other companies. We believe that our future success depends on our ability to manage the rapid growth that we have experienced and the demands from increased responsibility on our management personnel. The following factors could present difficulties to us:

  lack of sufficient executive-level personnel;

  increased administrative burden; and

  increased logistical problems common to large, expansive operations.

If we do not manage these potential difficulties successfully, our operating results could be adversely affected. The historical financial information contained or incorporated by reference herein is not necessarily indicative of the results that would have been achieved had we been operated on a fully integrated basis or the results that may be realized in the future.

Our inability to control the inherent risks of acquiring businesses could adversely affect our operations.

Acquisitions have been, and we believe will continue to be, a key element of our business strategy. We cannot assure you that we will be able to identify and acquire acceptable acquisition candidates on terms favorable to us in the future. We may be required to incur substantial indebtedness to finance future acquisitions and also may issue equity securities in connection with such acquisitions. Such additional debt service requirements may impose a significant burden on our results of operations and financial condition. The issuance of additional equity securities could result in significant dilution to our stockholders. We cannot assure you that we will be able to successfully consolidate the operations and assets of any acquired business with our own business. Acquisitions may not perform as expected when the acquisition was made and may be dilutive to our overall operating results. In addition, our management may not be able to effectively manage our increased size or operate a new line of business.

We are susceptible to adverse weather conditions in the Gulf of Mexico.

Our operations are directly affected by the seasonal differences in weather patterns in the Gulf of Mexico. These differences may result in increased operations in the spring, summer and fall periods and a decrease in the winter months. The seasonality of oil and gas industry activity as a whole in the Gulf Coast region also affects our operations and sales of equipment. Weather conditions generally result in higher drilling activity in the spring, summer and fall months with the lowest activity in winter months. The rainy weather, hurricanes and other storms prevalent in the Gulf of Mexico and along the Gulf Coast throughout the year may also affect our operations. Accordingly, our operating results may vary from quarter to quarter, depending on factors outside of our control. As a result, full year results are not likely to be a direct multiple of any particular quarter or combination of quarters.

We depend on key personnel.

Our success depends to a great degree on the abilities of our key management personnel, particularly our Chief Executive Officer and other high-ranking executives. The loss of the services of one or more of these key employees could adversely affect us.

We depend on significant customers.

We derive a significant amount of our revenue from a small number of major and independent oil and gas companies. Our inability to continue to perform services for a number of our large existing customers, if not offset by sales to new or other existing customers, could have a material adverse effect on our business and operations.

Our industry is highly competitive.

We compete in highly competitive areas of the oilfield services industry. The products and services of each of our principal industry segments are sold in highly competitive markets, and our revenues and earnings may be affected by the following factors:

  changes in competitive prices;

  fluctuations in the level of activity in major markets;

  an increased number of liftboats in the Gulf of Mexico;

  general economic conditions; and

  governmental regulation.

We compete with the oil and gas industry's largest integrated and independent oilfield service providers. We believe that the principal competitive factors in the market areas that we serve are price, product and service quality, availability and technical proficiency.

Our operations may be adversely affected if our current competitors or new market entrants introduce new products or services with better features, performance, prices or other characteristics than our products and services. Further, additional liftboat capacity in the Gulf of Mexico would increase competition for that service. Competitive pressures or other factors also may result in significant price competition that could have a material adverse effect on our results of operations and financial condition. Finally, competition among oilfield service and equipment providers is also affected by each provider's reputation for safety and quality. Although we believe that our reputation for safety and quality service is good, we cannot guarantee that we will be able to maintain our competitive position.

The dangers inherent in our operations and the limits on insurance coverage could expose us to potentially significant costs.

Our operations involve the use of liftboats, heavy equipment and exposure to inherent risks, including equipment failure, blowouts, explosions and fire. In addition, our liftboats are subject to operating risks such as catastrophic marine disaster, adverse weather conditions, mechanical failure, collisions, oil and hazardous substance spills and navigation errors. The occurrence of any of these events could result in our liability for personal injury and property damage, pollution or other environmental hazards, loss of production or loss of equipment. In addition, certain of our employees who perform services on offshore platforms and vessels are covered by provisions of the Jones Act, the Death on the High Seas Act and general maritime law. These laws make the liability limits established by state workers' compensation laws inapplicable to these employees and instead permit them or their representatives to pursue actions against us for damages for job-related injuries. In such actions, there is generally no limitation on our potential liability.

Any litigation arising from a catastrophic occurrence involving our services or equipment could result in large claims for damages. The frequency and severity of such incidents affect our operating costs, insurability and relationships with customers, employees and regulators. Any increase in the frequency or severity of such incidents, or the general level of compensation awards with respect to such incidents, could affect our ability to obtain projects from oil and gas companies or insurance. We maintain what we believe is prudent insurance protection. However, we cannot guarantee that we will be able to maintain adequate insurance in the future at rates we consider reasonable or that our insurance coverage will be adequate to cover future claims that may arise. Successful claims for which we are not fully insured may adversely affect our working capital and profitability. In addition, changes in the insurance industry have generally led to higher insurance costs and decreased availability of coverage. The availability of insurance covering risks we and our competitors typically insure against may decrease, and the insurance that we are able to obtain may have higher deductibles, higher premiums and more restrictive policy terms.

A terrorist attack or the threat of a terrorist attack could have a material adverse effect on our business.

The terrorist attacks that took place on September 11, 2001 in the U.S. were unprecedented events that have created many economic and political uncertainties, some of which may materially impact our business. The long-term effects of those attacks on our business are unknown. The potential for future terrorist attacks, the national and international responses to terrorist attacks, and other acts of war or hostility have created many economic and political uncertainties, which could adversely affect our business for the short or long-term in ways that cannot presently be predicted.

The nature of our industry subjects us to compliance with regulatory and environmental laws.

Our business is significantly affected by state and federal laws and other regulations relating to the oil and gas industry and by changes in such laws and the level of enforcement of such laws. We are unable to predict the level of enforcement of existing laws and regulations, how such laws and regulations may be interpreted by enforcement agencies or court rulings, or whether additional laws and regulations will be adopted. We are also unable to predict the effect that any such events may have on us, our business, or our financial condition.

Federal and state laws that require owners of non-producing wells to plug the well and remove all exposed piping and rigging before the well is permanently abandoned significantly affect the demand for our plug and abandonment services. A decrease in the level of enforcement of such laws and regulations in the future would adversely affect the demand for our services and products.

In addition, demand for our services is affected by changing taxes, price controls and other laws and regulations relating to the oil and gas industry generally. The adoption of laws and regulations curtailing exploration and development drilling for oil and gas in our areas of operations for economic, environmental or other policy reasons could also adversely affect our operations by limiting demand for our services.

We also have potential environmental liabilities with respect to our offshore and onshore operations, including our environmental cleaning services. Certain environmental laws provide for joint and several liabilities for remediation of spills and releases of hazardous substances. These environmental statutes may impose liability without regard to negligence or fault. In addition, we may be subject to claims alleging personal injury or property damage as a result of alleged exposure to hazardous substances. We believe that our present operations substantially comply with applicable federal and state pollution control and environmental protection laws and regulations. We also believe that compliance with such laws has had no material adverse effect on our operations. However, such environmental laws are changed frequently. Sanctions for noncompliance may include revocation of permits, corrective action orders, administrative or civil penalties and criminal prosecution. We are unable to predict whether environmental laws will materially adversely affect our future operations and financial results.

As we expand our international operations, we will be subject to additional political, economic and other uncertainties.

A key element of our business strategy is to expand our operations into international oil and gas producing areas. These international operations are subject to a number of risks inherent in any business operating in foreign countries including, but not limited to:

  political, social and economic instability;

  potential seizure or nationalization of assets;

  increased operating costs;

  modification or renegotiating of contracts;

  import-export quotas;

  currency fluctuations; and

  other forms of government regulation which are beyond our control.

Our operations have not yet been affected materially by such conditions or events, but as our international operations expand, the exposure to these risks will increase. We could, at any one time, have a significant amount of our revenues generated by operating activity in a particular country. Therefore, our results of operations could be susceptible to adverse events beyond our control that could occur in the particular country in which we are conducting such operations. We anticipate that our contracts to provide services internationally will generally provide for payment in U.S. dollars and that we will not make significant investments in foreign assets. To the extent we make investments in foreign assets or receive revenues in currencies other than U.S. dollars, the value of our assets and our income could be adversely affected by fluctuations in the value of local currencies.

Additionally, our competitiveness in international market areas may be adversely affected by regulations, including, but not limited to, regulations requiring:

  the awarding of contracts to local contractors;

  the employment of local citizens; and

  the establishment of foreign subsidiaries with significant ownership positions reserved by the foreign government for local citizens.

We cannot predict what types of the above events may occur.

Our principal stockholders have substantial control.

The selling stockholders beneficially own 24.3% of our outstanding common stock. In addition, in connection with our acquisition of Cardinal Holding Corp. on July 15, 1999, we entered into a stockholders' agreement with the selling stockholders. As amended on March 31, 2003, that agreement provides that the selling stockholders may designate two directors to serve on our board. The selling stockholders will continue to be entitled to designate these directors until the stockholders' agreement terminates on July 15, 2009 or in the event of certain substantial reductions of their ownership interest. As a result, the selling stockholders exercise substantial influence over the outcome of most matters requiring a stockholder vote.

We might be unable to employ a sufficient number of skilled workers.

The delivery of our products and services require personnel with specialized skills and experience. As a result, our ability to remain productive and profitable will depend upon our ability to employ and retain skilled workers. In addition, our ability to expand our operations depends in part on our ability to increase the size of our skilled labor force. The demand for skilled workers in the Gulf Coast region is high, and the supply is limited. A significant increase in the wages paid by competing employers could result in a reduction of our skilled labor force, increases in the wage rates that we must pay or both. If either of these events were to occur, our capacity and profitability could be diminished and our growth potential could be impaired.

USE OF PROCEEDS

We will not receive proceeds from any sale of common stock by the selling stockholders.

SELLING STOCKHOLDERS

We are registering the sale of 5,000,000 shares of common stock on behalf of the selling stockholders. The following table sets forth the number and percentage of our shares of common stock owned by the selling stockholders, and the number and percentage of our shares of common stock that will be owned assuming the sale of all the shares offered hereby:

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned	Number of Shares of Common Stock to be Sold	Number of Shares of Common Stock Beneficially Owned After Offering(1)	Percentage of Common Stock Beneficially Owned After Offering(1)
First Reserve Fund VII, Limited Partnership(2)	10,839,777	14.6%	3,000,000	7,839,777	10.6%
First Reserve Fund VIII, L.P.(2)	7,249,850	9.8%	2,000,000	5,249,850	7.1%
Total	18,019,627	24.3%	5,000,000	13,019,627	17.6%

(1)	Assumes the sale of all 5,000,000 shares offered hereby.
(2)

Both First Reserve Fund VII, Limited Partnership ("Fund VII") and First Reserve Fund VIII, L.P. ("Fund VIII") are Delaware limited partnerships that are managed by First Reserve Corporation.  Ben A. Guill is president of First Reserve Corporation and has been one of our directors since 1999.  Joseph R. Edwards is a vice president of First Reserve Corporation and has been one of our directors since 2001.  Mr. Guill is the holder of options to purchase 40,000 shares of common stock, and Mr. Edwards is the holder of options to purchase 30,000 shares of common stock.  Each of Fund VII and Fund VIII may be deemed to have beneficial ownership of the 70,000 shares beneficially owned by Messrs. Guill and Edwards, and the number of shares set forth in the table above includes such options.    Mr. Guill and Mr. Edwards each disclaim any beneficial ownership of shares held by Fund VII or Fund VIII.

The selling stockholders originally acquired their shares in connection with our acquisition of Cardinal Holding Corp. in July 1999. At that time, we entered into a stockholders' agreement with the selling stockholders pursuant to which the selling stockholders are entitled to designate two members to the Board as long as together they beneficially own at least 5% of our voting power. In addition, the stockholders' agreement prevents the selling stockholders from: (i) acquiring additional equity securities in an amount that would result in them obtaining beneficial ownership of more than an additional 10% of the outstanding shares of any class of our equity securities; (ii) disposing of any of our securities, except in limited circumstances primarily involving public sales; and (iii) facilitating a change of control.

Also in connection with the Cardinal acquisition, we entered into a registration rights agreement with the selling stockholders. The selling stockholders have the right to require us to file a registration statement under the Securities Act of 1933 so that they may sell at least 20% of the shares of common stock they own. Under the agreement, we are not obligated to file more than one registration statement for the selling stockholders during any twelve month period, and in no event are we obligated to make more than four registrations at their request (now three, after giving effect to the inclusion of shares in this prospectus). The selling stockholders also have the right to include their shares in any other registration statement we file involving our common stock.

PLAN OF DISTRIBUTION

We are registering for resale 5,000,000 shares of our common stock on behalf of First Reserve Fund VII, Limited Partnership and First Reserve Fund VIII, L.P., and their transferees or other successors in interest that receive the shares as a partnership distribution or other non-sale related transfer from them. Such transferees together with the foregoing named partnerships are referred to in this prospectus as the selling stockholders. We will receive no proceeds from the sale of common stock by the selling stockholders.

The selling stockholders may offer and sell shares of common stock from time to time as follows (if at all):

  to or through underwriters, brokers or dealers;

  directly to one or more other purchasers;

  through agents on a best-efforts basis; or

  otherwise through a combination of any of these methods of sale.

If a selling stockholder sells shares of common stock through underwriters, dealers, brokers or agents, those underwriters, dealers, brokers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares of common stock.

The shares of common stock may be offered and sold from time to time in one or more transactions:

  at a fixed price or prices, which may be changed;

  at market prices prevailing at the time of sale;

  at prices related to prevailing market prices;

  at varying prices determined at the time of sale; or

  at negotiated prices.

These offers and sales may be effected from time to time in one or more transactions:

  on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale;

  in the over-the-counter market;

  in block transactions in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

  in transactions otherwise than on exchanges or services or in the over-the-counter market;

  through the writing of options;

  through privately negotiated transactions; or

  through other types of transactions.

In connection with sales of common stock or otherwise, and subject to applicable restrictions under the Securities Exchange Act of 1934, referred to in this prospectus as the Exchange Act, including Regulation M thereunder, the selling stockholders may enter into hedging transactions with broker-dealers or others, who may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders also may transfer shares of common stock in other circumstances in which case the transferees or other successors in interest will be the selling stockholders for purposes of this prospectus. The selling stockholders may sell short the common stock in connection with establishing "put-equivalent" positions permitted under Section 16(c) of the Exchange Act, and may deliver this prospectus in connection with short sales and use the shares of common stock covered by the prospectus to cover these short sales. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 or any other available exemption from registration under the Securities Act may be sold under Rule 144 or another available exemption.

At the time a particular offering of shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, if any, and any discounts, commissions or concessions allowed or reallowed to be paid to brokers or dealers.

The selling stockholders and any other person participating in a distribution of the shares of common stock will be subject to applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including, without limitation, Regulation M which may limit the timing of purchases and sales of shares of common stock by the selling stockholders and any other person participating in the distribution. Furthermore, Regulation M under the Exchange Act may restrict the ability of any person engaged in a distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock being distributed for a period of up to five business days prior to the commencement of the distribution. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

All expenses incurred in connection with the registration of the shares, including printer's and accounting fees and the fees, disbursements and expenses of our counsel and of a single counsel selected by the selling stockholders will be borne by us. Commissions, brokerage fees and discounts, if any, attributable to the sales of the shares of common stock by the selling stockholders will be borne by the selling stockholders. The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act. We and the selling stockholders may be indemnified by the other against liabilities under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P., New Orleans, Louisiana and for any underwriters, dealers or agents by counsel which we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of Superior Energy Services, Inc. and subsidiaries as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference in this registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2002 financial statements refer to a change in the method of accounting for depreciation on liftboats, a change in the method of accounting for derivative instruments and hedging activities and the adoption of the provisions of Statement of Financial Accounting Standards (SFAS) No. 141 and certain provisions of SFAS No. 142 as of July 1, 2001. As of January 1, 2002, the Company adopted the remaining provisions of SFAS No. 142.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution.

The fees and expenses payable by us in connection with the issuance and distribution of the securities of Superior Energy Services, Inc. (the "Company") registered hereunder are as follows:

Securities and Exchange Commission registration fee	$3,641
*Legal fees and expenses	30,000
*Accounting fees and expenses	4,500
*Printing	5,000
*Miscellaneous	1,859
Total	$45,000

                                * Estimated.

Item 15.     Indemnification of Directors and Officers.

The Company's Certificate of Incorporation (the "Certificate") contains provisions eliminating the personal liability of the directors to the Company and its stockholders for monetary damages for breaches of their fiduciary duties as directors to the fullest extent permitted by the Delaware General Corporation Law. By virtue of these provisions, under current Delaware law a director of the Company will not be personally liable for monetary damages for a breach of his or her fiduciary duty except for liability for (a) a breach of his or her duty of loyalty to the Company or to its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) dividends or stock repurchases or redemptions that are unlawful under Delaware law and (d) any transaction from which he or she receives an improper personal benefit. In addition, the Certificate provides that if Delaware law is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by Delaware law, as amended. These provisions pertain only to breaches of duty by directors as directors and not in any other corporate capacity, such as officers, and limit liability only for breaches of fiduciary duties under Delaware corporate law and not for violations of other laws such as the federal securities laws.

The Certificate also requires the Company to indemnify its directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law against certain expenses and costs, judgments, settlements and fines incurred in the defense of any claim, including any claim brought by or in the right of the Company, to which they were made parties by reason of being or having been directors, officers, employees and agents.

Under Section 9 of the Company's bylaws, the Company is required to defend and indemnify each person who is involved in any threatened or actual claim, action or proceeding by reason of the fact that such person is or was a director or officer of the Company or serving in a similar position with respect to another entity at the request of the Company if (i) the director or officer is successful in defending the claim on its merits or otherwise or (ii) the director or officer meets the standard of conduct described in Section 9 of the Company's bylaws. However, the director or officer is not entitled to indemnification if (i) the claim is brought by the director or officer against the Company or (ii) the claim is brought by the director or officer as a derivative action by the Company or in its right, and the action has not been authorized by the Board of Directors. The rights conferred by Section 9 of the Company's bylaws are contractual rights and include the right to be paid expenses incurred in defending the action, suit or proceeding in advance of its final disposition.

In addition, each of the Company's directors has entered into an indemnity agreement with the Company, pursuant to which the Company has agreed under certain circumstances to purchase and maintain directors' and officers' liability insurance. The agreements also provide that the Company will indemnify the directors against any costs and expenses, judgments, settlements and fines incurred in connection with any claim involving a director by reason of his position as a director that are in excess of the coverage provided by such insurance (provided that the director meets certain standards of conduct). Under the indemnity agreements, the Company is not required to purchase and maintain directors' and officers' liability insurance if the Board of Directors unanimously determines in good faith that there is insufficient benefit to the Company from the insurance.

Item 16.     Exhibits.
2.1	Agreement and Plan of Merger (incorporated herein by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed July 30, 1999).
4.1	Specimen of Common Stock certificate (incorporated herein by reference to Amendment No. 1 to the Company's Form S-4 on Form SB-2 (Registration No. 33-94454)).
4.2	Registration Rights Agreement (incorporated herein by reference to Exhibit 4.2 to the Company's Form 10-Q for the quarter ended June 30, 1999).
4.3	Stockholders Agreement (incorporated herein by reference to Exhibit 4.3 to the Company's Form 10-Q for the quarter ended June 30, 1999).
4.4	First Amendment to Stockholders Agreement (incorporated by reference to Exhibit 10.1 to the Company's Form 10-Q for the quarter ended March 31, 2003).
4.5	Indenture (incorporated by reference to Exhibit 4.1 to the Company's Form 10-Q for the quarter ended March 31, 2001), as amended by First Supplemental Indenture (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-4 (Registration No. 333-64946), as amended by Second Supplemental Indenture (incorporated by reference to Exhibit 4.1 to the Company's Form 10-Q for the quarter ended September 30, 2001).

5.1	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.
23.1	Consent of KPMG LLP.
23.2	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. (included in Exhibit 5.1).
24.1	Powers of Attorney for Superior.*

_______________

* Included on the signature page hereof.

Item 17.     Undertakings.

(a)     The registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (A)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (B)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (C)    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on July 21, 2003.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ Terence E. Hall
Terence E. Hall
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Terence E. Hall and Robert S. Taylor, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Terence E. Hall Terence E. Hall	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	July 21, 2003
/s/ Robert S. Taylor Robert S. Taylor	Chief Financial Officer, Vice President and Treasurer (Principal Financial and Accounting Officer)	July 21, 2003
/s/ Justin L. Sullivan Justin L. Sullivan	Director	July 30, 2003
/s/ Richard Pattarozzi Richard Pattarozzi	Director	July 22, 2003
/s/ Ben A. Guill Ben A. Guill	Director	July 30, 2003
/s/ Joseph R. Edwards Joseph R. Edwards	Director	July 30, 2003
/s/ Richard A. Bachmann Richard A. Bachmann	Director	July 30, 2003

[EXHIBIT INDEX]

2.1	-	Agreement and Plan of Merger (incorporated herein by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed July 30, 1999).
4.1	-	Specimen of Common Stock certificate (incorporated herein by reference to Amendment No. 1 to the Company's Form S-4 on Form SB-2 (Registration No. 33-94454)).
4.2	-	Registration Rights Agreement (incorporated herein by reference to Exhibit 4.2 to the Company's Form 10-Q for the quarter ended June 30, 1999).
4.3	-	Stockholders Agreement (incorporated herein by reference to Exhibit 4.3 to the Company's Form 10-Q for the quarter ended June 30, 1999).
4.4	-	First Amendment to Stockholders Agreement (incorporated by reference to Exhibit 10.1 to the Company's Form 10-Q for the quarter ended March 31, 2003).
4.5	-	Indenture (incorporated by reference to Exhibit 4.1 to the Company's Form 10-Q for the quarter ended March 31, 2001), as amended by First Supplemental Indenture (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-4 (Registration No. 333-64946), as amended by Second Supplemental Indenture (incorporated by reference to Exhibit 4.1 to the Company's Form 10-Q for the quarter ended September 30, 2001).

5.1	-	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.
23.1	-	Consent of KPMG LLP.
23.2	-	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. (included in Exhibit 5.1).
24.1	-	Powers of Attorney for Superior.*

_______________

* Included on the signature page hereof.